Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of January 19, 2017 (this “Supplemental Indenture”), to the Indenture, dated as of December 1, 2009 (the “Original Indenture” and as supplemented by the First Supplemental Indenture (as defined below) and the Second Supplemental Indenture (as defined below), the “Indenture”), among KOPPERS INC., a Pennsylvania corporation (the “Issuer”), KOPPERS HOLDINGS INC., a Pennsylvania corporation (“Parent”), THE SUBSIDIARY GUARANTORS listed on the signature pages hereto (collectively, the “Subsidiary Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance of 7.875% Senior Notes due 2019 of the Issuer (the “Notes”), $300,000,000 in aggregate principal amount of which is currently outstanding, and the guarantee by Parent and the Subsidiary Guarantors (collectively, the “Guarantors”) of the Issuer’s obligations under the Notes (the “Guarantees”), that certain Supplemental Indenture, dated as of February 25, 2010 (the “First Supplemental Indenture”), to the Original Indenture, and that certain Second Supplemental Indenture, dated as of August 15, 2014 (the “Second Supplemental Indenture”), to the Original Indenture;

WHEREAS, the Issuer proposes to further amend the Indenture, the Notes and the Guarantees as contemplated by this Supplemental Indenture (such amendments, collectively, the “Amendments”);

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuer and the Trustee may amend or supplement the Indenture, the Notes and the Guarantees as contemplated by this Supplemental Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, the Issuer desires and has requested the Trustee to join with it and the Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture, the Notes and the Guarantees in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the Issuer has obtained the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, pursuant to the Offer to Purchase and Consent Solicitation Statement, dated January 5, 2017 (as amended, supplemented or otherwise modified from time to time, the “Consent Solicitation Statement”), to the Amendments upon the terms and subject to the conditions set forth therein;

WHEREAS, the Issuer has done all things necessary to make this Supplemental Indenture a valid agreement of the Issuer in accordance with the terms of the Indenture and has satisfied all other conditions required under Article 9 of the Indenture; and

WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Amendments, the Issuer, Parent and the Subsidiary Guarantors agree with the Trustee as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not defined in this Supplemental Indenture shall have the meanings assigned to them in the Indenture.

1.2 Rules of Interpretation. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

ARTICLE 2

AMENDMENTS OF THE INDENTURE AND NOTES

2.1 Amendment to Indenture and Notes. Following the execution and delivery by the Issuer, Parent, the Subsidiary Guarantors and the Trustee of this Supplemental Indenture, the terms hereof shall become operative on the initial date (the “Operative Date”) of acceptance for purchase by the Issuer of the Notes validly tendered in the tender offer contemplated by the Consent Solicitation Statement. Effective as of the Operative Date, this Supplemental Indenture hereby amends the Indenture and Notes as provided for herein. If the Operative Date does not occur on or prior to the Initial Payment Date (as defined in the Consent Solicitation Statement), then the terms of this Supplemental Indenture shall be null and void and the Indenture and Notes shall continue in full force and effect without any modification or amendment hereby.

2.2 Deletion of Certain Provisions.

(a) As of the Operative Date, the following sections of Article 4 of the Indenture (“Covenants”) are hereby deleted in their entirety and, in the case of each such section, replaced with the phrase “[Intentionally Omitted]”, and any and all references to such sections and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect.

•	Section 4.02 Maintenance of Office or Agency

•	Section 4.03 Reports

•	Section 4.05 Taxes

•	Section 4.06 Stay, Extension and Usury Laws

•	Section 4.07 Restricted Payments

•	Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

•	Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock

•	Section 4.10 Asset Sales

•	Section 4.11 Transactions with Affiliates

•	Section 4.12 Liens

•	Section 4.13 Business Activities

•	Section 4.14 Corporate Existence

•	Section 4.15 Offer to Repurchase Upon Change of Control

•	Section 4.16 Limitations on Sale and Leaseback Transactions

•	Section 4.17 Additional Guarantees

•	Section 4.18 Designation of Restricted and Unrestricted Subsidiaries

•	Section 4.19 Special Interest Notice

(b) As of the Operative Date, clause (b) of Section 4.04 (“Compliance Certificate”) is hereby deleted in its entirety and replaced with the phrase “[Intentionally Omitted]”, and any and all references to such clause and any and all obligations thereunder are hereby deleted throughout the Indenture, and such clause and references shall be of no further force or effect.

(c) As of the Operative Date, Section 5.01 of the Indenture (“Merger, Consolidation, or Sale of Assets”) is hereby deleted in its entirety and replaced with the phrase “[Intentionally Omitted]”, and any and all references to such section and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect.

(d) As of the Operative Date, each of clauses (3), (4), (5), (6) and (9) of Section 6.01 of the Indenture (“Events of Default”) and each of clauses (b), (c), (d), (e), (f) and (h) of Section 8.02 of the Indenture (“Conditions to Defeasance”) are hereby deleted in their entirety and, in the case of each such section, replaced with the phrase “[Intentionally Omitted]” and the Issuer shall be released from any and all of its obligations thereunder.

2.3 Other Amendments to the Indenture.

(a) All definitions in the Indenture which are used exclusively in the sections and clauses deleted pursuant to Section 2.2 of this Supplemental Indenture or whose sole use or uses in the Indenture were eliminated in the amendments set forth in Section 2.2 of this Supplemental Indenture are hereby deleted. All cross-references in the Indenture to sections and clauses deleted by Section 2.2 of this Supplemental Indenture shall also be deleted in their entirety.

(b) Section 5.02 of the Indenture (“Successor Corporation Substituted”) is hereby amended and restated in its entirety as follows: “The Indenture provides that upon any consolidation or merger in which the Issuer is not a continuing Person or any Transfer of all or substantially all of the assets of the Issuer, the Issuer Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Registration Rights Agreement with the same effect as if such Issuer Surviving Entity had been named as such; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest and Special Interest, if any, on, the Notes, except in the case of a sale of all or substantially all of the Issuer’s assets.

2.4 Amendment to the Notes. The Notes include certain of the foregoing provisions and definitions from the Indenture to be deleted or amended pursuant to Sections 2.2 and 2.3 hereof. Upon the Operative Date, such provisions from the Notes shall be deemed deleted or amended as applicable.

ARTICLE 3

REDEMPTION CERTIFICATE

At the Operative Time, the Issuer, Parent and the Subsidiary Guarantors shall execute, and hereby authorize and direct Wells Fargo Bank, National Association, acting as Collateral Trustee, to execute, a Redemption Certificate, Assignment and Confirmation, in substantially the form attached as Exhibit A to the Collateral Trust Agreement, dated as of August 15, 2014 (the “Collateral Trust Agreement”), by and among the Issuer, the Guarantors party thereto, the Trustee, PNC Bank National Association, as administrative agent, and Wells Fargo Bank, National Association, as collateral trustee (the “Collateral Trustee”), terminating the Collateral Trust Agreement and the liens and security interests granted pursuant thereto in favor of the Collateral Trustee thereunder.

ARTICLE 4

MISCELLANEOUS

4.1 Ratification of Indenture; Supplemental Indenture Part of Indenture. On and after the Operative Date, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires. Except as expressly amended hereby on the Operative Date, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

4.1 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Supplemental Indenture is executed, the provision required by the Act shall control.

4.2 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties to this Supplemental Indenture and their successors hereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under this Supplemental Indenture.

4.3 Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, Parent and the Subsidiary Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

4.4 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

4.5 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

4.6 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.7 FATCA. This Supplemental Indenture has not resulted in a material modification of the Notes for purposes of the Foreign Account Tax Compliance Act (FATCA) provisions of the Internal Revenue Code.

4.8 No Recourse Against Others. No director, officer, liability, employee, incorporator or stockholder of the Issuer, Parent or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer, Parent or any Subsidiary Guarantor under the Notes, the Indenture (as supplemented hereby), the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.9 Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

4.10 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes or the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

4.11 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the Operative Date in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after the Operative Date for such purpose shall be stamped, imprinted or otherwise legended by the Issuer, with a notation as follows:

“Effective as of January 25, 2017, substantially all of the covenants of the Issuer and the Guarantors and certain Events of Default have been eliminated or limited, as provided in the Third Supplemental Indenture, dated as of January 19, 2017, by and among the Issuer, Parent, the Subsidiary Guarantors and the Trustee. Reference is hereby made to such Third Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the date first written above.

Issuer:

KOPPERS INC.

By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Treasurer

Parent:

KOPPERS HOLDINGS INC.

By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Treasurer

Subsidiary Guarantors:

CONCRETE PARTNERS, INC.

By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Treasurer

KOPPERS ASIA LLC

By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Treasurer

[Signatures continue on following page]

KOPPERS CONCRETE PRODUCTS, INC.

By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Treasurer

KOPPERS DELAWARE, INC.

By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Treasurer

KOPPERS VENTURES INC.

By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Treasurer and Assistant Secretary

KOPPERS WORLD-WIDE VENTURES CORPORATION

By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Vice President

KOPPERS PERFORMANCE CHEMICALS INC. (formerly OSMOSE, INC.)

By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Treasurer

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KOPPERS-NEVADA LIMITED-LIABILITY COMPANY (formerly OSMOSE-NEVADA LIMITED LIABILITY COMPANY)

By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Authorized Person

KOPPERS NZ LLC (formerly OSMOSE NZ, LLC)

By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Authorized Person

KOPPERS RAILROAD STRUCTURES INC. (formerly OSMOSE RAILROAD SERVICES, INC.)

By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Treasurer

WOOD PROTECTION LP

By:	Wood Protection Management LLC,
its General Partner

	By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Authorized Person

WOOD PROTECTION MANAGEMENT LLC

By:	/s/ Louann E. Tronsberg-Deihle
	Name:	Louann E. Tronsberg-Deihle
	Title:	Authorized Person

[Signatures continue on following page]

Trustee:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President